UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2023

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number			State of Incorporation	I.R.S. Employer Identification No.
001-37976	Southwest Gas Holdings, Inc.			Delaware	81-3881866
8360 S. Durango Dr.
Post Office Box 98510
	Las Vegas,	Nevada	89193-8510
		(702)	876-7237

1-7850	Southwest Gas Corporation			California	88-0085720
8360 S. Durango Dr.
Post Office Box 98510
	Las Vegas,	Nevada	89193-8510
		(702)	876-7237

Securities registered pursuant to Section 12(b) of the Act:
Southwest Gas Holdings, Inc.:
Title of each class	Trading Symbol	Name of each exchange on which registered
Southwest Gas Holdings, Inc. Common Stock, $1 Par Value	SWX	New York Stock Exchange
Southwest Gas Corporation:
None.
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2023, Julie M. Williams was named Senior Vice President/Continuous Improvement and Optimization of Southwest Gas Corporation (the "Company"), and effective immediately upon her appointment to this role, Ms. Williams ceased her service as the Company's Senior Vice President/Chief Operating Officer. As the leader of the Company's Office of Continuous Improvement and Optimization, Ms. Williams will focus on driving long-term positive change throughout the Company, accelerating the Company's pursuit of excellence by identifying and executing on utility optimization initiatives. There will be no changes to Ms. Williams' compensation as a result of the change in her role at the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS HOLDINGS, INC.

July 19, 2023	/s/ THOMAS E. MORAN
Thomas E. Moran
Vice President/General Counsel/Corporate Secretary

SOUTHWEST GAS CORPORATION

July 19, 2023	/s/ THOMAS E. MORAN
Thomas E. Moran
Vice President/Corporate Secretary/Legal Counsel